Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports Third Quarter 2016 Diluted EPS of $5.26, or $5.14 as adjusted

•	$70 billion of total net inflows, including $55 billion in long-term net inflows, reflects positive flows across all product types, investment styles and regions

•	4% increase in base fees year-over-year driven by organic growth and market performance, offset by mix change favoring fixed income and cash

•	13% growth in Aladdin® revenue year-over-year reflects ongoing demand for risk management technology

•	Expansion in operating margin from prior year driven by continued expense discipline in the current quarter

•	5% increase in diluted EPS (3% as adjusted) year-over-year

•	Consistent capital management with $275 million of quarterly share repurchases

FINANCIAL RESULTS

(in millions, except per share data)	Q3 2016	Q3 2015	Change		Q2 2016	Change		Nine Months Ended September 30,
								2016	2015	Change
AUM	$5,117,421	$4,505,721	14%		$4,890,121	5%		$5,117,421	$4,505,721	14%
GAAP basis:
Revenue	$2,837	$2,910	(3)%		$2,804	1%		$8,265	$8,538	(3)%
Operating income	$1,209	$1,222	(1)%		$1,173	3%		$3,345	$3,527	(5)%
Operating margin	42.6%	42.0%	60	bps	41.8%	80	bps	40.5%	41.3%	(80	) bps
Net income(1)	$875	$843	4%		$789	11%		$2,321	$2,484	(7)%
Diluted EPS	$5.26	$5.00	5%		$4.73	11%		$13.92	$14.68	(5)%
Weighted average diluted shares	166.3	168.7	(1)%		166.6	—%		166.8	169.2	(1)%
As Adjusted:
Operating income(2)	$1,216	$1,227	(1)%		$1,179	3%		$3,442	$3,552	(3)%
Operating margin(2)	44.8%	43.9%	90	bps	43.9%	90	bps	43.5%	43.4%	10	bps
Net income(1) (2)	$854	$844	1%		$797	7%		$2,362	$2,512	(6)%
Diluted EPS(2)	$5.14	$5.00	3%		$4.78	8%		$14.16	$14.85	(5)%

(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (4) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 through 15 for more information on as adjusted items and the reconciliation to GAAP.

New York, October 18, 2016 — BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and nine months ended September 30, 2016.

“BlackRock’s business model was built to thrive in all market environments,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “In the third quarter, even as investor preferences continued to migrate from equity to fixed income and cash, and away from active strategies, the diversity of our platform drove nearly $70 billion of total net inflows. Our $55 billion of long-term net inflows were positive across both active and index strategies, and positive across every asset class and region.

“Retail and institutional investors continued turning to iShares as an effective way to express market views and generate alpha. iShares once again captured the #1 market share of net new business in the United States, in Europe and globally, across both equity and fixed income. Our European fixed income ETFs reached $100 billion of AUM and fixed income remains an important growth area for iShares.

“With pensions and insurers facing continued challenges to fund future liabilities in a ‘lower-for-longer’ environment, we saw $8 billion of long-term active net inflows from institutional clients in the quarter, reflecting demand for BlackRock’s customized fixed income solutions and multi-asset strategies. Institutional demand for investment and risk management technology remains strong and drove 13% growth in our Aladdin revenue year-over-year.

“Regulatory change continues to have a material impact on our industry. In retail, the DoL fiduciary rule will increasingly influence the choices that financial intermediaries make for their clients. Anticipating that change, BlackRock is using our scale to provide distribution partners with the highest quality investment strategies at the best value, as well as portfolio construction and risk tools, to help them build better portfolios. In cash management, where more than $1 trillion dollars has shifted from prime to government funds as a result of money market reform, the breadth of our platform and our ability to both embrace and adapt ahead of change have enabled us to meet our clients’ evolving needs and increase market share, and we saw $15 billion of net inflows into cash management in the third quarter.

“I want to thank our employees for their ongoing commitment to improving our clients’ financial futures. We continue to evolve our business model and invest in our future to help clients achieve their investment goals and deliver long-term value for shareholders.”

LONG-TERM RESULTS BY CLIENT TYPE

(in millions), (unaudited)	Q3 2016 Net flows	September 30, 2016 AUM	Q3 2016 Base Fees(1)	September 30, 2016 AUM % of Total	Q3 2016 Base Fees(1) % of Total
Retail	$(2,228)	$554,778	$821	12%	34%
iShares	51,257	1,246,166	901	26%	37%
Institutional:
Active	7,531	1,039,653	465	22%	19%
Index	(1,376)	1,877,501	241	40%	10%

Total institutional	6,155	2,917,154	706	62%	29%

Total long-term	$55,184	$4,718,098	$2,428	100%	100%

LONG-TERM RESULTS BY PRODUCT TYPE

(in millions), (unaudited)	Q3 2016 Net flows	September 30, 2016 AUM	Q3 2016 Base Fees(1)	September 30, 2016 AUM % of Total	Q3 2016 Base Fees(1) % of Total
Equity	$13,350	$2,566,039	$1,270	54%	52%
Fixed income	36,981	1,628,268	693	34%	29%
Multi-asset	3,038	402,261	285	9%	12%
Alternatives	1,815	121,530	180	3%	7%

Total long-term	$55,184	$4,718,098	$2,428	100%	100%

LONG-TERM RESULTS BY INVESTMENT STYLE

(in millions), (unaudited)	Q3 2016 Net flows	September 30, 2016 AUM	Q3 2016 Base Fees(1)	September 30, 2016 AUM % of Total	Q3 2016 Base Fees(1) % of Total
Active	$4,039	$1,547,473	$1,274	33%	52%
Index and iShares	51,145	3,170,625	1,154	67%	48%

Total long-term	$55,184	$4,718,098	$2,428	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

Long-Term Business Highlights

Long-term net inflows were positive across all major regions, with net inflows of $38.7 billion, $13.4 billion and $3.1 billion from clients in the Americas, EMEA and Asia-Pacific, respectively. At September 30, 2016, BlackRock managed 63% of its long-term AUM for investors in the Americas and 37% for clients in EMEA and Asia-Pacific.

A discussion of the Company’s net flows by client type for the third quarter of 2016 is presented below.

•	Retail long-term net outflows of $2.2 billion reflected net outflows of $1.9 billion and $0.3 billion from the United States and internationally, respectively. Fixed income saw net inflows of $5.8 billion, paced by flows into emerging market debt and high yield bond funds. Equity net outflows of $3.9 billion were primarily related to outflows from European and U.S. equities. Multi-asset net outflows of $3.5 billion were largely due to outflows from world allocation strategies.

•	iShares® long-term net inflows of $51.3 billion were led by equity net inflows of $25.5 billion, with strength in emerging market precision exposures and iShares Core ETFs. Fixed income net inflows of $22.7 billion were diversified across corporate, emerging markets and core bond funds. Commodities iShares generated $2.9 billion of net inflows.

•	Institutional active long-term net inflows of $7.5 billion were led by multi-asset net inflows of $6.5 billion, driven by ongoing demand for solutions offerings and the LifePath® target-date series. Fixed income net inflows of $5.1 billion reflected strong flows from insurance clients in the quarter. Equity net outflows of $3.4 billion were primarily due to outflows from Scientific Active equities and European equities.

•	Institutional index long-term net outflows of $1.4 billion reflected equity net outflows of $4.9 billion, partially offset by fixed income inflows of $3.4 billion, driven by inflows into liability-driven investment solutions.

Cash management AUM increased 4% to $389.0 billion, driven by $14.7 billion of net inflows, primarily into government funds ahead of money market reform.

Advisory AUM ended the third quarter at $10.3 billion.

INVESTMENT PERFORMANCE AT SEPTEMBER 30, 2016 (1)

	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed AUM above benchmark or peer median
Taxable	59%	79%	88%
Tax-exempt	60%	60%	65%
Index AUM within or above applicable tolerance	89%	98%	98%

Equity:
Actively managed AUM above benchmark or peer median
Fundamental	50%	66%	53%
Scientific	31%	83%	93%
Index AUM within or above applicable tolerance	96%	99%	97%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 16 for performance disclosure detail.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Tuesday, October 18, 2016 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 92557521). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Tuesday, October 18, 2016 and ending at midnight on Tuesday, November 1, 2016. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 92557521. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a global leader in investment management, risk management and advisory services for institutional and retail clients. At September 30, 2016, BlackRock’s AUM was $5.1 trillion. BlackRock helps clients around the world meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. As of September 30, 2016, the firm had approximately 13,000 employees in 30 countries and a major presence in global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Three Months Ended September 30,		Change		Three Months Ended June 30, 2016	Change

	2016	2015
Revenue
Investment advisory, administration fees and securities lending revenue	$2,546	$2,456	$90		$2,489	$57
Investment advisory performance fees	58	208	(150)		74	(16)
BlackRock Solutions and advisory	174	167	7		172	2
Distribution fees	10	14	(4)		11	(1)
Other revenue	49	65	(16)		58	(9)

Total revenue	2,837	2,910	(73)		2,804	33

Expense
Employee compensation and benefits	969	1,023	(54)		977	(8)
Distribution and servicing costs	114	102	12		109	5
Amortization of deferred sales commissions	8	12	(4)		9	(1)
Direct fund expense	200	198	2		195	5
General and administration	312	319	(7)		316	(4)
Amortization of intangible assets	25	34	(9)		25	—

Total expense	1,628	1,688	(60)		1,631	(3)

Operating income	1,209	1,222	(13)		1,173	36

Nonoperating income (expense)
Net gain (loss) on investments	31	(10)	41		20	11
Interest and dividend income	22	12	10		6	16
Interest expense	(52)	(50)	(2)		(51)	(1)

Total nonoperating income (expense)	1	(48)	49		(25)	26

Income before income taxes	1,210	1,174	36		1,148	62
Income tax expense	333	342	(9)		353	(20)

Net income	877	832	45		795	82
Less:
Net income (loss) attributable to noncontrolling interests	2	(11)	13		6	(4)

Net income attributable to BlackRock, Inc.	$875	$843	$32		$789	$86

Weighted-average common shares outstanding
Basic	164,129,214	166,045,291	(1,916,077)		164,758,612	(629,398)
Diluted	166,256,598	168,665,303	(2,408,705)		166,639,290	(382,692)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$5.33	$5.08	$0.25		$4.79	$0.54
Diluted	$5.26	$5.00	$0.26		$4.73	$0.53
Cash dividends declared and paid per share	$2.29	$2.18	$0.11		$2.29	$—

Supplemental information:

AUM (end of period)	$5,117,421	$4,505,721	$611,700		$4,890,121	$227,300
Shares outstanding (end of period)	163,858,070	166,057,085	(2,199,015)		164,463,297	(605,227)
GAAP:
Operating margin	42.6%	42.0%	60	bps	41.8%	80	bps
Effective tax rate	27.6%	28.8%	(120	) bps	30.9%	(330	) bps
As adjusted:
Operating income (1)	$1,216	$1,227	$(11)		$1,179	$37
Operating margin (1)	44.8%	43.9%	90	bps	43.9%	90	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$(1)	$(32)	$31		$(31)	$30
Net income attributable to BlackRock, Inc. (3)	$854	$844	$10		$797	$57
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$5.14	$5.00	$0.14		$4.78	$0.36
Effective tax rate	29.7%	29.3%	40	bps	30.6%	(90	) bps

See pages 13-15 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Nine Months Ended September 30,		Change
	2016	2015
Revenue
Investment advisory, administration fees and securities lending revenue	$7,394	$7,380	$14
Investment advisory performance fees	166	452	(286)
BlackRock Solutions and advisory	517	475	42
Distribution fees	32	44	(12)
Other revenue	156	187	(31)

Total revenue	8,265	8,538	(273)

Expense
Employee compensation and benefits	2,893	3,016	(123)
Distribution and servicing costs	320	306	14
Amortization of deferred sales commissions	27	37	(10)
Direct fund expense	583	578	5
General and administration	946	970	(24)
Restructuring charge	76	—	76
Amortization of intangible assets	75	104	(29)

Total expense	4,920	5,011	(91)

Operating income	3,345	3,527	(182)

Nonoperating income (expense)
Net gain (loss) on investments	49	59	(10)
Interest and dividend income	33	21	12
Interest expense	(154)	(153)	(1)

Total nonoperating income (expense)	(72)	(73)	1

Income before income taxes	3,273	3,454	(181)
Income tax expense	954	971	(17)

Net income	2,319	2,483	(164)
Less:
Net income (loss) attributable to noncontrolling interests	(2)	(1)	(1)

Net income attributable to BlackRock, Inc.	$2,321	$2,484	$(163)

Weighted-average common shares outstanding
Basic	164,756,355	166,579,805	(1,823,450)
Diluted	166,760,912	169,157,188	(2,396,276)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$14.09	$14.91	$(0.82)
Diluted	$13.92	$14.68	$(0.76)
Cash dividends declared and paid per share	$6.87	$6.54	$0.33

Supplemental information:
AUM (end of period)	$5,117,421	$4,505,721	$611,700
Shares outstanding (end of period)	163,858,070	166,057,085	(2,199,015)

GAAP:
Operating margin	40.5%	41.3%	(80	) bps
Effective tax rate	29.1%	28.1%	100	bps
As adjusted:
Operating income (1)	$3,442	$3,552	$(110)
Operating margin (1)	43.5%	43.4%	10	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$(70)	$(71)	$1
Net income attributable to BlackRock, Inc. (3)	$2,362	$2,512	$(150)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$14.16	$14.85	$(0.69)
Effective tax rate	30.0%	27.8%	220	bps

See pages 13-15 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

	June 30, 2016	Net inflows (outflows)	Market Change	FX impact (1)	September 30, 2016	Average AUM(2)
Retail:
Equity	$191,980	$(3,889)	$8,550	$(510)	$196,131	$195,266
Fixed income	223,710	5,801	1,228	103	230,842	228,099
Multi-asset	111,456	(3,452)	3,435	(70)	111,369	112,263
Alternatives	17,281	(688)	(190)	33	16,436	16,753

Retail subtotal	544,427	(2,228)	13,023	(444)	554,778	552,381
iShares:
Equity	826,768	25,519	38,628	95	891,010	868,747
Fixed income	304,896	22,730	1,607	229	329,462	320,249
Multi-asset	2,328	124	56	(2)	2,506	2,430
Alternatives	20,130	2,884	160	14	23,188	22,162

iShares subtotal	1,154,122	51,257	40,451	336	1,246,166	1,213,588
Institutional:
Active:
Equity	120,127	(3,357)	7,455	(455)	123,770	122,790
Fixed income	549,686	5,060	6,538	(485)	560,799	557,357
Multi-asset	264,937	6,533	8,909	27	280,406	274,516
Alternatives	74,971	(705)	565	(153)	74,678	74,741

Active subtotal	1,009,721	7,531	23,467	(1,066)	1,039,653	1,029,404
Index:
Equity	1,293,683	(4,923)	68,226	(1,858)	1,355,128	1,335,780
Fixed income	488,364	3,390	21,566	(6,155)	507,165	499,187
Multi-asset	7,799	(167)	322	26	7,980	7,982
Alternatives	6,808	324	169	(73)	7,228	7,081

Index subtotal	1,796,654	(1,376)	90,283	(8,060)	1,877,501	1,850,030

Institutional subtotal	2,806,375	6,155	113,750	(9,126)	2,917,154	2,879,434

Long-term	4,504,924	55,184	167,224	(9,234)	4,718,098	4,645,403
Cash management	374,684	14,696	219	(617)	388,982	383,424
Advisory(3)	10,513	(71)	(14)	(87)	10,341	10,419

Total	$4,890,121	$69,809	$167,429	$(9,938)	$5,117,421	$5,039,246

Current Quarter Component Changes by Product Type (Long-term)
	June 30, 2016	Net inflows (outflows)	Market Change	FX impact (1)	September 30, 2016	Average AUM(2)
Equity:
Active	$276,348	$(7,831)	$13,725	$(516)	$281,726	$281,136
iShares	826,768	25,519	38,628	95	891,010	868,747
Non-ETF index	1,329,442	(4,338)	70,506	(2,307)	1,393,303	1,372,700

Equity subtotal	2,432,558	13,350	122,859	(2,728)	2,566,039	2,522,583
Fixed income:
Active	765,431	10,182	7,455	(210)	782,858	777,109
iShares	304,896	22,730	1,607	229	329,462	320,249
Non-ETF index	496,329	4,069	21,877	(6,327)	515,948	507,534

Fixed income subtotal	1,566,656	36,981	30,939	(6,308)	1,628,268	1,604,892
Multi-asset	386,520	3,038	12,722	(19)	402,261	397,191
Alternatives:
Core	89,912	(1,408)	372	(145)	88,731	89,149
Currency and commodities(4)	29,278	3,223	332	(34)	32,799	31,588

Alternatives subtotal	119,190	1,815	704	(179)	121,530	120,737

Long-term	$4,504,924	$55,184	$167,224	$(9,234)	$4,718,098	$4,645,403

Current Quarter Component Changes by Investment Style (Long-term)
	June 30, 2016	Net inflows (outflows)	Market Change	FX impact (1)	September 30, 2016	Average AUM(2)
Active	$1,510,424	$4,039	$33,900	$(890)	$1,547,473	$1,536,517
Index and iShares	2,994,500	51,145	133,324	(8,344)	3,170,625	3,108,886

Long-term	$4,504,924	$55,184	$167,224	$(9,234)	$4,718,098	$4,645,403

(1)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Changes by Client Type and Product

	December 31, 2015	Net inflows (outflows)	Acquisition(1)	Market Change	FX impact (2)	September 30, 2016	Average AUM(3)
Retail:
Equity	$193,755	$(9,171)	$—	$13,929	$(2,382)	$196,131	$192,072
Fixed income	212,653	10,239	—	7,929	21	230,842	220,956
Multi-asset	115,307	(7,668)	—	4,216	(486)	111,369	112,464
Alternatives	19,410	(2,279)	—	(803)	108	16,436	17,904

Retail subtotal	541,125	(8,879)	—	25,271	(2,739)	554,778	543,396
iShares:
Equity	823,156	24,264	—	40,747	2,843	891,010	828,932
Fixed income	254,190	60,238	—	14,126	908	329,462	296,192
Multi-asset	2,730	(340)	—	110	6	2,506	2,341
Alternatives	12,485	7,016	—	3,642	45	23,188	18,100

iShares subtotal	1,092,561	91,178	—	58,625	3,802	1,246,166	1,145,565
Institutional:
Active:
Equity	121,442	(4,644)	—	8,459	(1,487)	123,770	119,626
Fixed income	514,428	8,967	—	34,779	2,625	560,799	542,375
Multi-asset	252,041	7,664	—	20,920	(219)	280,406	263,307
Alternatives	74,941	(375)	—	549	(437)	74,678	74,835

Active subtotal	962,852	11,612	—	64,707	482	1,039,653	1,000,143
Index:
Equity	1,285,419	(16,990)	—	83,247	3,452	1,355,128	1,291,634
Fixed income	441,097	15,204	—	71,566	(20,702)	507,165	475,562
Multi-asset	6,258	(285)	—	1,569	438	7,980	7,443
Alternatives	6,003	960	—	576	(311)	7,228	6,518

Index subtotal	1,738,777	(1,111)	—	156,958	(17,123)	1,877,501	1,781,157

Institutional subtotal	2,701,629	10,501	—	221,665	(16,641)	2,917,154	2,781,300

Long-term	4,335,315	92,800	—	305,561	(15,578)	4,718,098	4,470,261
Cash management	299,884	11,556	80,635	206	(3,299)	388,982	345,881
Advisory(4)	10,213	(216)	—	(120)	464	10,341	10,419

Total	$4,645,412	$104,140	$80,635	$305,647	$(18,413)	$5,117,421	$4,826,561

Year-to-Date Component Changes by Product Type (Long-term)
	December 31, 2015	Net Inflows (outflows)	Acquisition	Market Change	FX impact (2)	September 30, 2016	Average AUM(3)
Equity:
Active	$281,319	$(15,680)	$—	$17,980	$(1,893)	$281,726	$276,494
iShares	823,156	24,264	—	40,747	2,843	891,010	828,932
Non-ETF index	1,319,297	(15,125)	—	87,655	1,476	1,393,303	1,326,838

Equity subtotal	2,423,772	(6,541)	—	146,382	2,426	2,566,039	2,432,264
Fixed income:
Active	719,653	18,110	—	41,727	3,368	782,858	755,462
iShares	254,190	60,238	—	14,126	908	329,462	296,192
Non-ETF index	448,525	16,300	—	72,547	(21,424)	515,948	483,431

Fixed income subtotal	1,422,368	94,648	—	128,400	(17,148)	1,628,268	1,535,085
Multi-asset	376,336	(629)	—	26,815	(261)	402,261	385,555
Alternatives:
Core	92,085	(2,382)	—	(309)	(663)	88,731	90,424
Currency and commodities(5)	20,754	7,704	—	4,273	68	32,799	26,933

Alternatives subtotal	112,839	5,322	—	3,964	(595)	121,530	117,357

Long-term	$4,335,315	$92,800	$—	$305,561	$(15,578)	$4,718,098	$4,470,261

Year-to-Date Component Changes by Investment Style (Long-term)
	December 31, 2015	Net Inflows (outflows)	Acquisition	Market Change	FX impact (2)	September 30, 2016	Average AUM(3)
Active	$1,462,672	$(228)	$—	$84,589	$440	$1,547,473	$1,500,466
Index and iShares	2,872,643	93,028	—	220,972	(16,018)	3,170,625	2,969,795

Long-term	$4,335,315	$92,800	$—	$305,561	$(15,578)	$4,718,098	$4,470,261

(1)	Amount represents AUM acquired in the BofA® Global Capital Management transaction in April 2016.
(2)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing ten months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

	September 30, 2015	Net inflows (outflows)	Acquisitions(1)	Market Change	FX impact(2)	September 30, 2016	Average AUM(3)
Retail:
Equity	$184,265	$(2,443)	$—	$18,203	$(3,894)	$196,131	$192,360
Fixed income	210,605	14,175	—	6,755	(693)	230,842	218,901
Multi-asset	120,486	(11,233)	366	2,444	(694)	111,369	114,089
Alternatives	19,852	(2,358)	—	(1,025)	(33)	16,436	18,374

Retail subtotal	535,208	(1,859)	366	26,377	(5,314)	554,778	543,724
iShares:
Equity	748,458	71,824	—	71,109	(381)	891,010	821,038
Fixed income	246,712	72,177	—	11,342	(769)	329,462	286,110
Multi-asset	1,808	577	—	120	1	2,506	2,246
Alternatives	13,515	6,824	—	2,843	6	23,188	17,042

iShares subtotal	1,010,493	151,402	—	85,414	(1,143)	1,246,166	1,126,436
Institutional:
Active:
Equity	116,718	(4,421)	—	14,226	(2,753)	123,770	120,066
Fixed income	522,509	5,581	—	32,670	39	560,799	538,467
Multi-asset	245,776	10,674	—	27,244	(3,288)	280,406	261,256
Alternatives	74,351	160	560	362	(755)	74,678	74,820

Active subtotal	959,354	11,994	560	74,502	(6,757)	1,039,653	994,609
Index:
Equity	1,223,796	(18,036)	—	152,702	(3,334)	1,355,128	1,289,332
Fixed income	465,811	2,872	—	66,253	(27,771)	507,165	473,484
Multi-asset	6,931	(869)	—	1,557	361	7,980	7,282
Alternatives	6,201	1,161	—	253	(387)	7,228	6,454

Index subtotal	1,702,739	(14,872)	—	220,765	(31,131)	1,877,501	1,776,552

Institutional subtotal	2,662,093	(2,878)	560	295,267	(37,888)	2,917,154	2,771,161

Long-term	4,207,794	146,665	926	407,058	(44,345)	4,718,098	4,441,321
Cash management	285,692	27,323	80,635	29	(4,697)	388,982	332,029
Advisory(4)	12,235	(1,963)	—	(124)	193	10,341	10,596

Total	$4,505,721	$172,025	$81,561	$406,963	$(48,849)	$5,117,421	$4,783,946

Year-over-Year Component Changes by Product Type (Long-term)
	September 30, 2015	Net inflows (outflows)	Acquisitions(1)	Market Change	FX impact(2)	September 30, 2016	Average AUM(3)
Equity:
Active	$270,423	$(10,814)	$—	$26,313	$(4,196)	$281,726	$277,777
iShares	748,458	71,824	—	71,109	(381)	891,010	821,038
Non-ETF index	1,254,356	(14,086)	—	158,818	(5,785)	1,393,303	1,323,981

Equity subtotal	2,273,237	46,924	—	256,240	(10,362)	2,566,039	2,422,796
Fixed income:
Active	725,802	18,341	—	38,470	245	782,858	749,590
iShares	246,712	72,177	—	11,342	(769)	329,462	286,110
Non-ETF index	473,123	4,287	—	67,208	(28,670)	515,948	481,262

Fixed income subtotal	1,445,637	94,805	—	117,020	(29,194)	1,628,268	1,516,962
Multi-asset	375,001	(851)	366	31,365	(3,620)	402,261	384,873
Alternatives:
Core	91,358	(1,424)	560	(667)	(1,096)	88,731	90,760
Currency and commodities(5)	22,561	7,211	—	3,100	(73)	32,799	25,930

Alternatives subtotal	113,919	5,787	560	2,433	(1,169)	121,530	116,690

Long-term	$4,207,794	$146,665	$926	$407,058	$(44,345)	$4,718,098	$4,441,321

Year-over-Year Component Changes by Investment Style (Long-term)
	September 30, 2015	Net inflows (outflows)	Acquisitions(1)	Market Change	FX impact(2)	September 30, 2016	Average AUM(3)
Active	$1,456,692	$4,771	$926	$93,805	$(8,721)	$1,547,473	$1,495,906
Index and iShares	2,751,102	141,894	—	313,253	(35,624)	3,170,625	2,945,415

Long-term	$4,207,794	$146,665	$926	$407,058	$(44,345)	$4,718,098	$4,441,321

(1)	Amounts represent $560 million of AUM acquired in the Infraestructura Institucional acquisition in October 2015, $366 million of AUM acquired in the FutureAdvisor acquisition in October 2015 and $80.6 billion of AUM acquired in the BofA Global Capital Management transaction in April 2016. The FutureAdvisor acquisition amount does not include AUM that was held in iShares holdings.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares.

SUMMARY OF REVENUE

	Three Months Ended September 30,		Change	Three Months Ended June 30, 2016	Change	Nine Months Ended September 30,		Change
(in millions), (unaudited)	2016	2015				2016	2015
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$409	$427	$(18)	$406	$3	$1,201	$1,296	$(95)
iShares	691	673	18	656	35	1,970	2,085	(115)
Non-ETF Index	170	158	12	174	(4)	508	511	(3)

Equity subtotal	1,270	1,258	12	1,236	34	3,679	3,892	(213)
Fixed income:
Active	427	402	25	414	13	1,237	1,162	75
iShares	188	139	49	172	16	512	407	105
Non-ETF Index	78	70	8	69	9	217	210	7

Fixed income subtotal	693	611	82	655	38	1,966	1,779	187
Multi-asset	285	322	(37)	291	(6)	860	942	(82)
Alternatives:
Core	156	166	(10)	168	(12)	488	481	7
Currency and commodities	24	18	6	20	4	61	56	5

Alternatives subtotal	180	184	(4)	188	(8)	549	537	12

Long-term	2,428	2,375	53	2,370	58	7,054	7,150	(96)
Cash management	118	81	37	119	(1)	340	230	110

Total base fees	2,546	2,456	90	2,489	57	7,394	7,380	14

Investment advisory performance fees:
Equity	14	23	(9)	42	(28)	67	121	(54)
Fixed income	2	3	(1)	2	—	9	10	(1)
Multi-asset	1	3	(2)	2	(1)	6	19	(13)
Alternatives	41	179	(138)	28	13	84	302	(218)

Total performance fees	58	208	(150)	74	(16)	166	452	(286)

BlackRock Solutions and advisory	174	167	7	172	2	517	475	42
Distribution fees	10	14	(4)	11	(1)	32	44	(12)
Other revenue	49	65	(16)	58	(9)	156	187	(31)

Total revenue	$2,837	$2,910	$(73)	$2,804	$33	$8,265	$8,538	$(273)

Highlights

•	Investment advisory, administration fees and securities lending revenue increased $90 million from the third quarter of 2015 reflecting the impact of organic growth, higher markets on long-term average AUM and the effect of AUM acquired in the BofA Global Capital Management transaction, partially offset by mix shift from equities to fixed income and cash products. Securities lending revenue of $142 million in the current quarter increased $27 million from the third quarter of 2015, primarily reflecting higher average balances of securities on loan and higher spreads.

Investment advisory, administration fees and securities lending revenue increased $57 million from the second quarter of 2016, driven by higher average AUM and the effect of one additional day in the current quarter. Securities lending revenue decreased $9 million from the second quarter of 2016.

•	Performance fees decreased $150 million from the third quarter of 2015, primarily reflecting strong performance from a single hedge fund with an annual measurement period that ended in the third quarter of 2015, and decreased $16 million from the second quarter of 2016.

•	BlackRock Solutions® and advisory revenue increased $7 million from the third quarter of 2015 and $2 million from the second quarter of 2016. BlackRock Solutions and advisory revenue included $152 million of Aladdin revenue in the current quarter compared with $135 million in the third quarter of 2015 and $146 million in the second quarter of 2016.

SUMMARY OF OPERATING EXPENSE

	Three Months Ended September 30,		Change	Three Months Ended June 30, 2016	Change	Nine Months Ended September 30,		Change
(in millions), (unaudited)	2016	2015				2016	2015
Operating Expense
Employee compensation and benefits	$969	$1,023	$(54)	$977	$(8)	$2,893	$3,016	$(123)
Distribution and servicing costs	114	102	12	109	5	320	306	14
Amortization of deferred sales commissions	8	12	(4)	9	(1)	27	37	(10)
Direct fund expense	200	198	2	195	5	583	578	5
General and administration	312	319	(7)	316	(4)	946	970	(24)
Restructuring charge	—	—	—	—	—	76	—	76
Amortization of intangible assets	25	34	(9)	25	—	75	104	(29)

Total Operating Expense	$1,628	$1,688	$(60)	$1,631	$(3)	$4,920	$5,011	$(91)

Highlights

•	Employee compensation and benefits decreased $54 million from the third quarter of 2015, reflecting lower incentive compensation, driven primarily by lower performance fees, and decreased $8 million from the second quarter of 2016.

•	General and administration expense decreased $7 million from the third quarter of 2015, reflecting expense discipline, and decreased $4 million from the second quarter of 2016.

INCOME TAX EXPENSE

	Three Months Ended September 30,		Change	Three Months Ended June 30, 2016	Change	Nine Months Ended September 30,		Change
(in millions), (unaudited)	2016	2015				2016	2015
Income tax expense	$333	$342	$(9)	$353	$(20)	$954	$971	$(17)

Highlights

•	The third quarter 2016 income tax expense included a $26 million net noncash tax benefit, primarily related to the revaluation of certain deferred income tax liabilities as a result of legislation enacted in the United Kingdom, and domestic state and local tax changes.

•	The second quarter 2016 income tax expense included a $4 million net noncash expense, primarily related to the revaluation of certain deferred income tax liabilities as a result of domestic state and local tax changes.

•	The third quarter 2015 income tax expense included a $6 million noncash tax benefit, primarily associated with the revaluation of certain deferred income tax liabilities as a result of domestic state and local tax changes.

SUMMARY OF NONOPERATING INCOME (EXPENSE)

		Three Months Ended September 30,			Three Months Ended June 30, 2016		Nine Months Ended September 30,
(in millions), (unaudited)		2016	2015	Change		Change	2016	2015	Change
Nonoperating income (expense), GAAP basis		$1	$(48)	$49	$(25)	$26	$(72)	$(73)	$1
Less: Net income (loss) attributable to NCI		2	(11)	13	6	(4)	(2)	(1)	(1)

Nonoperating income (expense)(1)		$(1)	$(37)	$36	$(31)	$30	$(70)	$(72)	$2

	Estimated economic investments at September 30, 2016(2)	Three Months Ended September 30,			Three Months Ended June 30, 2016		Nine Months Ended September 30,
(in millions), (unaudited)		2016	2015	Change		Change	2016	2015	Change
Net gain (loss) on investments(1)
Private equity	15-20%	$2	$25	$(23)	$7	$(5)	$11	$35	$(24)
Real assets	5-10%	2	5	(3)	1	1	5	9	(4)
Other alternatives(3)	10-15%	9	(10)	19	4	5	13	(6)	19
Other investments(4)	60-65%	16	(19)	35	2	14	22	(23)	45

Subtotal		29	1	28	14	15	51	15	36
Other gains(5)		—	—	—	—	—	—	45	(45)

Total net gain (loss) on investments(1)		29	1	28	14	15	51	60	(9)
Interest and dividend income		22	12	10	6	16	33	21	12
Interest expense		(52)	(50)	(2)	(51)	(1)	(154)	(153)	(1)

Net interest expense		(30)	(38)	8	(45)	15	(121)	(132)	11

Total nonoperating income (expense)(1)		(1)	(37)	36	(31)	30	(70)	(72)	2
Compensation expense related to (appreciation) depreciation on deferred compensation plans		—	5	(5)	—	—	—	1	(1)

Nonoperating income (expense), as adjusted(1)		$(1)	$(32)	$31	$(31)	$30	$(70)	$(71)	$1

(1)	Net of net income (loss) attributable to noncontrolling interests (“NCI”).
(2)	Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at September 30, 2016. Economic investment amounts at June 30, 2016 for private equity, real assets, other alternatives and other investments were $351 million, $106 million, $230 million and $826 million, respectively.
(3)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(4)	Amounts include net gains (losses) related to equity and fixed income investments, and BlackRock’s seed capital hedging program.
(5)	Amount for the nine months ended September 30, 2015 primarily includes a gain related to the acquisition of certain assets of BlackRock Kelso Capital Advisors LLC.

Highlights

•	Net interest expense in the current quarter reflected higher dividend income compared with third quarter of 2015 and second quarter of 2016.

ECONOMIC TANGIBLE ASSETS

The Company presents economic tangible assets as additional information to enable investors to exclude certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

(in billions), (unaudited)	September 30, 2016 (Est.)	December 31, 2015
Total balance sheet assets	$227	$225
Separate account assets and separate account collateral held under securities lending agreements	(184)	(182)
Consolidated sponsored investment funds	—	(1)
Goodwill and intangible assets, net	(31)	(30)

Economic tangible assets	$12	$12

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30,
(in millions), (unaudited)	2016	2015	2016	2016	2015
Operating income, GAAP basis	$1,209	$1,222	$1,173	$3,345	$3,527
Non-GAAP expense adjustments:
Restructuring charge	—	—	—	76	—
PNC LTIP funding obligation	7	10	6	21	26
Compensation expense related to appreciation (depreciation) on deferred compensation plans	—	(5)	—	—	(1)

Operating income, as adjusted	1,216	1,227	1,179	3,442	3,552
Product launch costs and commissions	—	—	—	—	5

Operating income used for operating margin measurement	$1,216	$1,227	$1,179	$3,442	$3,557

Revenue, GAAP basis	$2,837	$2,910	$2,804	$8,265	$8,538
Non-GAAP adjustments:
Distribution and servicing costs	(114)	(102)	(109)	(320)	(306)
Amortization of deferred sales commissions	(8)	(12)	(9)	(27)	(37)

Revenue used for operating margin measurement	$2,715	$2,796	$2,686	$7,918	$8,195

Operating margin, GAAP basis	42.6%	42.0%	41.8%	40.5%	41.3%

Operating margin, as adjusted	44.8%	43.9%	43.9%	43.5%	43.4%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NONOPERATING INCOME NET OF NCI TO NONOPERATING INCOME NET OF NCI, AS ADJUSTED

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30,
(in millions), (unaudited)	2016	2015	2016	2016	2015
Nonoperating income (expense), GAAP basis	$1	$(48)	$(25)	$(72)	$(73)
Less: Net income (loss) attributable to NCI	2	(11)	6	(2)	(1)

Nonoperating income (expense), net of NCI	(1)	(37)	(31)	(70)	(72)
Compensation expense related to (appreciation) depreciation on deferred compensation plans	—	5	—	—	1

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	$(1)	$(32)	$(31)	$(70)	$(71)

See note (2) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED

	Three Months Ended			Nine Months Ended September 30,
	September 30,		June 30,
(in millions, except per share data), (unaudited)	2016	2015	2016	2016	2015
Net income attributable to BlackRock, Inc., GAAP basis	$875	$843	$789	$2,321	$2,484
Non-GAAP adjustments:
Restructuring charge (including $23 tax benefit)	—	—	—	53	—
PNC LTIP funding obligation, net of tax	5	7	4	14	18
Income tax matters	(26)	(6)	4	(26)	10

Net income attributable to BlackRock, Inc., as adjusted	$854	$844	$797	$2,362	$2,512

Diluted weighted-average common shares outstanding(4)	166.3	168.7	166.6	166.8	169.2
Diluted earnings per common share, GAAP basis(4)	$5.26	$5.00	$4.73	$13.92	$14.68
Diluted earnings per common share, as adjusted(4)	$5.14	$5.00	$4.78	$14.16	$14.85

See notes (3) and (4) to the Condensed Consolidated Statements of Income and Supplemental Information on page 15 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

•	Operating income, as adjusted, includes non-GAAP expense adjustments. A restructuring charge comprised of severance and accelerated amortization expense of previously granted deferred compensation awards has been excluded to provide more meaningful analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded, as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

•	Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, equals nonoperating income (expense), GAAP basis, less net income (loss) attributable to NCI, adjusted for compensation expense associated with (appreciation) depreciation on investments related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of information among reporting periods and is an effective measure for reviewing BlackRock’s nonoperating contribution to results.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, as adjusted divided by diluted weighted average common shares outstanding.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of September 30, 2016 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of August 31, 2016. The performance data does not include accounts terminated prior to September 30, 2016 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of September 30, 2016 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds.